Exhibit 99.1
Evolent Announces Fourth Quarter and Full Year 2023 Results

•Full year revenue of $1,963.9 million, 45% growth over 2022
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(142.3) million
•Adjusted EBITDA of $194.7 million, 84% growth over 2022
•2023 cash flow from operations of $142.6 million
•Provides initial outlook for 2024 in line with long-term targets

WASHINGTON (February 22, 2024) – Evolent Health, Inc. (NYSE: EVH), a company that specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable, today announced financial results for the three months and year ended December 31, 2023.

Seth Blackley, Chief Executive Officer, and Co-Founder of Evolent stated, "We ended 2023 on a strong note, achieving all of our financial objectives for the year. Annual revenue increased over 45% while we continued to deliver strong earnings, driven by continued underlying growth as well as the successful integration of NIA. I am incredibly proud of our global team who worked so hard to collectively deliver what we promised to both shareholders and partners in 2023. Our financial position is strong as cash flow exceeded our target for the year and we significantly improved our cash and balance sheet flexibility.”

Mr. Blackley continued, “We are off to a strong start for growth in 2024, with four new revenue agreements that illustrate the success of our strategy to become a leader for value-based specialty care for complex conditions. Our initial financial outlook for 2024 includes revenue growth of 25% at the midpoint, exceeds our multi-year revenue and profit growth targets and we believe is also consistent with achieving Evolent’s annual run-rate profit target exiting 2024. We continue to believe the current challenges facing the healthcare system represent future opportunities for Evolent, given our low penetration and proven value proposition in a rapidly growing market.”

Highlights from the fourth quarter and full year ended December 31, 2023 announcement include (in thousands):

	For the Three Months Ended December 31, 2023	For the Year Ended December 31, 2023
Financial Results:
Revenue	$556,055	$1,963,896
Net loss attributable to common shareholders of Evolent Health, Inc.	$(41,395)	$(142,260)
Net loss margin	(7.4)%	(7.2)%
Adjusted EBITDA	$48,055	$194,678
Adjusted EBITDA Margin	8.6%	9.9%

Average Lives on Platform/Cases
Performance Suite	5,986	4,236
Specialty Technology and Services Suite	72,139	69,494
Administrative Services	1,815	1,831
Cases	15	61

Average Unique Members	40,576	41,340

Exhibit 99.1

Average PMPM Fees/ Revenue per Case
Performance Suite	$20.86	$23.90
Specialty Technology and Services Suite	0.34	0.36
Administrative Services	12.25	13.48
Cases	2,748	2,575

Evolent highlighted the following four new revenue agreements, as defined below, to begin the 2024-year sales cycle:

•A new Specialty Technology and Services Suite agreement with an existing partner, a national managed care company, to add radiation and surgical oncology services to existing medical oncology services.
◦This represents Evolent’s first deployment of a comprehensive bundle for oncology services and is anticipated to address many therapeutic and diagnostic clinical decisions affecting oncologic clinical outcomes. These services are expected to be available to our partner’s Medicare Advantage members beginning in the third quarter of 2024.
•A new Performance Suite arrangement with a multi-state, Medicaid health plan for advanced imaging services, building on an existing risk-sharing arrangement in Specialty Technology and Services Suite. This arrangement represents Evolent’s first deployment of the Performance Suite for advanced imaging and was implemented during the fourth quarter of 2023.
◦The Company noted that per capita medical costs for advanced imaging services are smaller than costs for a typical scope in oncology and cardiology, and as a result the PMPM fees for this service are expected to be lower than historical Performance Suite averages.
•The aforementioned agreements are in addition to the two new revenue arrangements the Company disclosed in an investor presentation on January 9, 2024:
◦A new logo partner with a regional health plan in the southwest, who will implement several of the Company’s case-based and Specialty Technology and Services Suite offerings.
◦A cross sale of Specialty Technology and Services Suite products to a legacy Evolent client in the Northeast U.S.

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures presented herein as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See Financial Statement Presentation and Non-GAAP Financial Measures for more information.

Reported Results

Evolent Health, Inc. reported the following results in accordance with U.S. generally accepted accounting principles (“GAAP”):

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Revenue	$556,055	$382,432	$1,963,896	$1,352,013
Cost of revenue	$454,428	$299,368	$1,503,426	$1,035,429
Selling, general and administrative expenses	$81,428	$82,861	$358,110	$269,269
Net loss attributable to common shareholders of Evolent Health, Inc.	$(41,395)	$(11,349)	$(142,260)	$(19,164)
Net loss margin	(7.4)%	(3.0)%	(7.2)%	(1.4)%
Loss attributable to common shareholders of Evolent Health, Inc.:
Basic and diluted	$(0.36)	$(0.11)	$(1.28)	$(0.20)

Total cash and cash equivalents was $192.8 million as of December 31, 2023.

Exhibit 99.1
Adjusted Results

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Adjusted cost of revenue	$454,399	$296,804	$1,501,764	$1,029,362
Adjusted selling, general and administrative expenses	$53,601	$53,345	$267,454	$216,320
Adjusted EBITDA	$48,055	$32,282	$194,678	$106,331
Adjusted EBITDA margin	8.6%	8.4%	9.9%	7.9%
Adjusted income attributable to common shareholders	$26,050	$11,546	$97,160	$45,774
Adjusted income per share attributable to common shareholders:
Basic and diluted	$0.23	$0.12	$0.87	$0.49

Business Outlook
We do not believe we can meaningfully reconcile guidance for non-GAAP Adjusted EBITDA to net income (loss) attributable to common shareholders of Evolent Health, Inc. because the company cannot provide guidance for the more significant reconciling items between net income (loss) attributable to common shareholders of Evolent Health, Inc. and Adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, and as a result from changes to our business due to acquisitions and other events. Such items may, from time to time, include gain on transfer of membership; loss on repayment/extinguishment of debt; gain from equity method investees, change in fair value of contingent consideration, change in tax receivable agreement liability, other income (expense), loss on disposal of non-strategic assets, right-of-use asset impairments, repositioning costs, stock-based compensation expense, severance costs, amortization of contract cost assets, dividends and accretion on Series A Preferred Stock, acquisition-related costs, loss from discontinued operations and certain other items the company believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains (losses) or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments are not currently determinable but may be significant.

First Quarter 2024 Guidance

For the three months ending March 31, 2024, revenue is expected to be in the range of approximately $595 million to $610 million. Adjusted EBITDA is expected to be in the range of approximately $52 million to $58 million.

Full Year 2024 Guidance

For year ending December 31, 2024, revenue is expected to be in the range of approximately $2.4 billion to $2.5 billion and Adjusted EBITDA is expected to be in the range of approximately $235 million to $265 million.

This "Business Outlook" section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth below in "Forward Looking Statements - Cautionary Language" and Evolent Health, Inc.'s filings with the Securities and Exchange Commission ("SEC").

Additional Outlook Information

For the year ending December 31, 2024, the Company expects:
•Cash deployed for capitalized software development of approximately $30 million.
•Cash flow from operations to exceed $150 million.

Web and Conference Call Information

Evolent Health, Inc. will hold a conference call to discuss its financial performance and related matters this evening, February 22, 2024, at 5:00 p.m., Eastern Time. To listen to a live broadcast via the internet and view the accompanying materials, please visit the Company's Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467, or 412.317.6034 for international callers, and ask to join the "Evolent Health call." Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company's website for

Exhibit 99.1
one week and will be available beginning later this evening. Evolent invites all interested parties to attend the conference call.

About Evolent

Evolent (NYSE: EVH) specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable. Evolent serves a national base of leading payers and providers and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolent.com.

Contacts:

Seth Frank
Investor Relations
sfrank@evolent.com

Exhibit 99.1
New Revenue Agreements

Beginning with the first quarter of 2024, Evolent expects to report the number of new revenue agreements signed for Performance Suite, Specialty Technology and Services Suite, Administrative Services and Case-based products. A new revenue agreement includes incremental revenue to the Company reflecting contracts for services to both new partner entities, corporations or health plans as well as additional sales to existing partners. New revenue agreements may include incremental services, geographic, or line of business expansions or a combination thereof. The conversion of Specialty Technology and Services Suite contracts to Performance Suite are also included in this definition. The company does not count renewals for existing scope, growth of membership within an existing contract scope or transaction related purchase agreements, if applicable, in this metric.

Lives on Platform and Per Member Per Month (“PMPM”) Fee

Performance Suite Lives on Platform are calculated by summing monthly members covered for specialty care services for contracts not under ASO arrangements, plus members managed by Complex Care in risk arrangements and divided by the number of months in the period. Specialty Technology and Services Suite Lives on Platform are calculated by summing monthly members covered for oncology, cardiology, musculoskeletal, advanced imaging and other diagnostic specialty care services for contracts under ASO arrangements divided by the number of months in the period. Administrative Services Lives on Platform are calculated by summing monthly members covered for administrative services implementation and core performance services divided by the number of months in the period. Cases are calculated by summing the number of individuals receiving services through our surgery management and advanced care planning programs in a given period. Members covered for more than one category are counted in each category.

Performance Suite Average PMPM fee is defined as revenue pertaining to our Performance Suite during the period reported divided by Performance Suite Lives on Platform for the period divided by the number of months in the period. Specialty Technology and Services Suite Average PMPM fee is defined as revenue pertaining to the Specialty Technology and Services Suite during the period reported divided by Specialty Technology and Services Suite Lives on Platform for the period divided by the number of months in the period. Administrative Services Average PMPM fee is defined as revenue pertaining to the Administrative Services during the period reported divided by the Administrative Services Lives on Platform for the period divided by the number of months in the period. Revenue per Case is calculated by the revenue pertaining to surgery management and advanced care planning programs divided by the number of cases for a given period.

Average Unique Members are calculated by summing members covered by our Performance Suite, Specialty Technology and Services Suite and Administrative Services. In cases where partners cross between multiple solutions, we only capture members from the solution with the maximum number of members.

Management uses Lives on Platform, PMPM fees, Cases, Revenue per Case and Average Unique Members because we believe that they provide insight into the unit economics of our services. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance.

Due to our change in segments during the first quarter of 2023, the Company changed its presentation of Lives on Platform to reflect the membership that corresponds to quarterly revenue. The Company recast periods prior to the first quarter of 2023 to reflect the current presentation of Lives on Platform, PMPM fees and Revenue per Case. The current Performance Suite maps to the prior disclosure of the Clinical Solutions Performance Suite. The current Specialty Technology and Services Suite maps to the prior disclosure of the Clinical Solutions New Century Health Technology and Services Suite. The current Administrative Services maps to the prior disclosure of Evolent Health Services segment. There has been no change in the presentation of Cases from prior period.

Exhibit 99.1

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited, in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Revenue	$556,055	$382,432	$1,963,896	$1,352,013
Expenses
Cost of revenue	454,428	299,368	1,503,426	1,035,429
Selling, general and administrative expenses	81,428	82,861	358,110	269,269
Depreciation and amortization expenses	29,602	19,781	123,415	67,195
Loss on disposal of non-strategic assets	6,010	—	8,107	—
Right-of-use assets impairment	—	—	24,065	—
Change in fair value of contingent consideration	5,937	(17,700)	17,984	(23,522)
Total operating expenses	577,405	384,310	2,035,107	1,348,371
Operating income (loss)	(21,350)	(1,878)	(71,211)	3,642
Interest income	2,521	604	5,256	1,369
Interest expense	(12,238)	(6,429)	(54,205)	(15,572)
Gain from equity method investees	28	629	1,290	4,569
Loss on extinguishment/repayment on long-term debt, net	(21,010)	—	(21,010)	(10,192)
Change in tax receivables agreement liability	4,202	(3,080)	(61,982)	(45,950)
Other income (expense), net	(220)	(73)	(543)	57
Loss before income taxes	(48,067)	(10,227)	(202,405)	(62,077)
Provision for (benefit from) income taxes	(14,656)	1,122	(89,365)	(43,376)
Loss from continuing operations	(33,411)	(11,349)	(113,040)	(18,701)
Loss from discontinued operations, net of tax (1)	—	—	—	(463)
Loss before preferred dividends and accretion of Series A Preferred Stock	(33,411)	(11,349)	(113,040)	(19,164)
Dividends and accretion of Series A Preferred Stock	(7,984)	—	(29,220)	—
Net loss attributable to common shareholders of Evolent Health, Inc.	$(41,395)	$(11,349)	$(142,260)	$(19,164)

Loss per common share
Basic and diluted:
Continuing operations	$(0.36)	$(0.11)	$(1.28)	$(0.20)
Discontinued operations	—	—	—	—
Basic and diluted loss per share attributable to common shareholders of Evolent Health, Inc.	$(0.36)	$(0.11)	$(1.28)	$(0.20)

Weighted-average common shares outstanding
Basic and diluted	113,588	99,798	111,251	93,699

Comprehensive loss
Net loss attributable to common shareholders of Evolent Health, Inc.	$(41,395)	$(11,349)	$(142,260)	$(19,164)
Other comprehensive loss, net of taxes, related to:
Foreign currency translation adjustment	8	(134)	(79)	(816)
Total comprehensive loss attributable to common shareholders of Evolent Health, Inc.	$(41,387)	$(11,483)	$(142,339)	$(19,980)
————————
(1)Includes $0.5 million loss on disposal of discontinued operations for the year ended December 31, 2022.

Evolent Health, Inc.
Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$192,825	$188,200
Restricted cash and restricted investments	13,768	14,492
Accounts receivable, net	446,749	254,684
Prepaid expenses and other current assets	30,331	20,678
Total current assets	683,673	478,054
Restricted cash and restricted investments	16,864	12,466
Investments in equity method investees	4,895	4,475
Property and equipment, net	78,194	87,874
Right-of-use assets - operating	11,983	49,027
Prepaid expenses and other noncurrent assets	4,028	2,378
Contract cost assets	12,120	17,461
Intangible assets, net	752,009	442,784
Goodwill	1,116,542	722,774
Total assets	$2,680,308	$1,817,293
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Liabilities
Current liabilities:
Accounts payable	$48,246	$57,174
Accrued liabilities	149,849	111,198
Operating lease liability - current	9,738	7,122
Accrued compensation and employee benefits	56,385	52,460
Deferred revenue	5,976	5,758
Reserve for claims and performance - based arrangements	404,048	199,730
Total current liabilities	674,242	433,442
Long-term debt, net	597,049	412,986
Other long-term liabilities	3,637	4,744
Tax receivables agreement liability	107,932	45,950
Operating lease liabilities - noncurrent	38,009	56,010
Deferred tax liabilities, net	13,311	4,744
Total liabilities	1,434,180	957,876

Commitments and Contingencies

Mezzanine Equity
Preferred class A common stock - $0.01 par value; 50,000,000 shares authorized; 175,000 and 0 shares issued, respectively	178,427	—

Shareholders' Equity
Class A common stock - $0.01 par value; 750,000,000 shares authorized; 115,424,833 and 101,500,558 shares issued, respectively	1,154	1,015
Additional paid-in-capital	1,808,121	1,486,857
Accumulated other comprehensive loss	(1,257)	(1,178)
Retained earnings (accumulated deficit)	(719,194)	(606,154)
Treasury stock, at cost; 1,537,582 shares issued, respectively	(21,123)	(21,123)
Total shareholders' equity	1,067,701	859,417
Total liabilities, mezzanine equity and shareholders' equity	$2,680,308	$1,817,293

Evolent Health, Inc.
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Year Ended December 31,
	2023	2022
Cash Flows Provided by (Used In) Operating Activities
Net loss before dividends declared and accretion of Series A preferred stock	$(113,040)	$(19,164)
Adjustments to reconcile net loss to net cash and restricted cash provided by (used in) operating activities:
Change in fair value of contingent consideration	17,984	(23,522)
Loss on disposal of non-strategic assets	8,107	—
Loss on discontinued operations	—	463
Gain from equity method investees	(1,290)	(4,569)
Depreciation and amortization expenses	123,415	67,195
Stock-based compensation expense	40,501	33,981
Deferred tax benefit	(93,254)	(45,608)
Amortization of contract cost assets	10,944	23,056
Amortization of deferred financing costs	3,812	2,302
Loss on extinguishment/repayment of debt, net	21,010	10,192
Right-of-use asset impairment	24,065	—
Change in tax receivables agreement liability	61,982	45,950
Right-of-use operating assets	16,625	2,500
Operating lease liabilities	(15,373)	(2,983)
Other current operating cash outflows, net	(171)	2,612
Changes in assets and liabilities, net of acquisitions:
Accounts receivable, net and contract assets	(164,694)	(102,980)
Prepaid expenses and other current and non-current assets	(10,613)	1,673
Contract cost assets	(5,602)	(7,693)
Accounts payable	(6,723)	13,165
Accrued liabilities	23,653	(28,791)
Accrued compensation and employee benefits	(2,052)	447
Deferred revenue	(263)	(6,508)
Reserve for claims and performance-based arrangements	204,318	28,436
Other long-term liabilities	(759)	(1,707)
Net cash and restricted cash provided by (used in) operating activities	142,582	(11,553)
Cash Flows Used In Investing Activities
Cash paid for asset acquisitions and business combinations	(388,246)	(248,111)
Proceeds from transfer of membership and release of Passport escrow	—	30,969
Disposal of non-strategic assets and divestiture of discontinued operations, net	577	(9,164)
Return of equity method investments	870	5,552
Investments in internal-use software and purchases of property and equipment	(28,745)	(38,361)
Net cash and restricted cash used in investing activities	(415,544)	(259,115)
Cash Flows Provided by Financing Activities
Changes in working capital balances related to claims processing on behalf of partners	(1,514)	(59,449)
Payment of contingent consideration	(46,873)	—
Proceeds from stock option exercises	12,519	4,452
Proceeds from issuance of long-term debt, net of offering costs	647,494	219,740
Repayment of long-term debt	(464,201)	—

	For the Year Ended December 31,
	2023	2022
Distributions to Sponsors	—	(14,884)
Proceeds from issuance of preferred stock, net of offering costs	168,000	—
Payment of preferred dividends	(18,793)	—
Taxes withheld and paid for vesting of equity awards	(15,292)	(18,318)
Net cash and restricted cash provided by (used in) financing activities	281,340	131,541
Effect of exchange rate on cash and cash equivalents and restricted cash	(79)	(657)
Net increase (decrease) in cash and cash equivalents and restricted cash	8,299	(139,784)
Cash and cash equivalents and restricted cash as of beginning-of-period	215,158	354,942
Cash and cash equivalents and restricted cash as of end-of-period	$223,457	$215,158

Non-GAAP Financial Measures

The Company views the following activities as integral to understanding its non-GAAP financial measures:

•Repositioning costs include severance, termination benefits and related payroll taxes of $2.0 million and $8.6 million, dedicated employee costs of $2.8 million and $6.9 million, third-party professional services of $4.1 million and $12.9 million and office space consolidation costs of $6.9 million and $6.9 million for the three and twelve months ended December 31, 2023, respectively. Repositioning costs are not part of Evolent’s normal course of business and are incurred when there is a business reason to enact a repositioning plan. Adjusting for these costs gives a better view of the Evolent’s normal operating costs. We only adjust costs that (i) are included within selling, general and administrative expenses on the consolidated statement of operations, (ii) meet the criteria outlined within the respective repositioning plan and (iii) do not relate to normal business operations or ongoing activities.
~~◦~~Dedicated employee costs primarily include project management and technology staff costs needed to migrate acquired businesses to Evolent’s integrated technology platform and costs related to the consolidation of internal operations, strategies, processes and platforms. Dedicated employee costs are limited to employees that will have no role in ongoing operations and have no planned role at Evolent once the repositioning activities are completed.
◦Professional services costs primarily relate to services provided by a third-party vendor to review our operating model and organizational design in order to improve our profitability, create value through our solutions and invest in strategic opportunities in future periods.
◦Office space consolidation costs include early termination penalties and associated expenses.

•Acquisition-related costs include but are not limited to integration consultants, financial advisory and banking services, external valuation and accounting advisory services, legal fees and transaction bonuses paid to certain employees.

•Purchase accounting adjustments include amortization expense on intangible assets such as corporate trade names, customer, relationships, provider network contracts and existing technology related to acquisitions and business combinations. We believe it is important for the reader to understand that revenue generated from acquisitions is included within revenue in calculating adjusted income to common shareholders however amortization expense from acquired intangible assets is excluded in determining adjusted income to common shareholders because it does not directly relate to the services performed for the Company’s customers.

•Loss on repayment/extinguishment of debt, net includes $10.7 million in prepayment premium and $10.3 million of acceleration of amortization of deferred financing costs from both the three and twelve months ended December 31, 2023, and $10.2 million from the exchange of the 2024 Notes during the twelve months ended December 31, 2022. Loss on repayment/extinguishment of debt, net is not part of Evolent’s normal course of business and is incurred when there is a business reason to repay or extinguish existing debt.

In addition to disclosing financial results that are determined in accordance with GAAP, we present Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Income Attributable to Common Shareholders, Adjusted Income per Common Share Attributable to Common Shareholders, Adjusted EBITDA and Adjusted EBITDA Margin, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, acquisition-related costs, amortization of contract cost assets, severance and repositioning costs. Management believes Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are useful to investors, because they facilitate an understanding of our long-term operational costs while removing the effect of costs that are not a representative component of the day-to-day operating performance of our business, and are useful to management as supplemental performance measures.

Adjusted EBITDA is defined as net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, benefit from (provision for) income taxes, depreciation and amortization expenses, adjusted to exclude change in the tax receivable agreement liability, loss on extinguishment/repayment of debt, net, gain from equity method investees, change in fair value of contingent consideration, other income (expense), net, loss on disposal of non-strategic assets, right-of-use asset impairments, repositioning costs, stock-based compensation expense, severance costs, amortization of contract cost assets, dividends and accretion on Series A Preferred Stock, acquisition-related costs and loss from discontinued operations.

Management believes that Adjusted EBITDA is useful to investors because it allows further insight into the period over period operational performance. Management also uses Adjusted EBITDA as a supplemental performance measure because the removal of repositioning costs, acquisition-related costs, severance, loss on repayment/extinguishment of debt, net, loss on disposal of non-strategic assets or non-cash items (e.g. depreciation, amortization, right-of-use asset impairment and stock-based compensation expense) allows us to focus on operational performance.

Adjusted EBITDA Margin is as defined Adjusted EBITDA divided by Revenue. Management believes that this measure is useful to investors because it allows further insight into the period over period operational performance. Management also uses Adjusted EBITDA Margin as a supplemental performance measure because it allows the investor to understand operational performance compared to revenues over time.

Adjusted Income Attributable to Common Shareholders is defined as net loss attributable to common shareholders of Evolent Health, Inc. adjusted to exclude gain from equity method investees, other income (expense), net, change in fair value of contingent consideration, benefit from (provision for) income taxes, change in tax receivable agreement liability, loss on extinguishment/repayment of debt, net, purchase accounting adjustments, loss on disposal of non-strategic assets, right-of-use asset impairment, repositioning costs, stock-based compensation expenses, severance costs, amortization of contract cost assets, dividends and accretion on Series A Preferred Stock, acquisition-related costs and loss from discontinued operations.

Adjusted Income per Share Attributable to Common Shareholders is defined as Adjusted Income Attributable to Common Shareholders divided by Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.
Management believes that Adjusted Income Attributable to Common Shareholders and Adjusted Income per Share Attributable to Common Shareholders are useful to investors because excluding non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows investors to focus on operational performance. These measures are also useful to management for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(in thousands, unaudited)

Reconciliation of Adjusted Cost of Revenue to Cost of Revenue
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Cost of revenue	$454,428	$299,368	$1,503,426	$1,035,429
Less:
Stock-based compensation	29	1,401	1,662	4,387
Acquisition-related costs	—	1,143	—	1,581
Amortization of contract cost assets	—	20	—	99
Adjusted cost of revenue	$454,399	$296,804	$1,501,764	$1,029,362

Reconciliation of Adjusted Selling, General and Administrative Expenses to Selling, General and Administrative Expenses
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Selling, general and administrative expenses	$81,428	$82,861	$358,110	$269,269
Less:
Stock-based compensation	10,574	13,230	38,839	29,594
Acquisition-related costs	856	4,056	15,076	10,090
Severance	551	12,230	1,505	13,265
Repositioning costs	15,846	—	35,236	—
Adjusted selling, general and administrative expenses	$53,601	$53,345	$267,454	$216,320

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Net loss attributable to common shareholders of Evolent Health, Inc.	$(41,395)	$(11,349)	$(142,260)	$(19,164)
Net loss margin	(7.4)%	(3.0)%	(7.2)%	(1.4)%

Less:
Interest income	2,521	604	5,256	1,369
Interest expense	(12,238)	(6,429)	(54,205)	(15,572)
Benefit from (provision for) income taxes	14,656	(1,122)	89,365	43,376
Depreciation and amortization expenses	(29,602)	(19,781)	(123,415)	(67,195)
Change in tax receivable agreement liability	4,202	(3,080)	(61,982)	(45,950)
Loss on extinguishment/repayment of debt, net	(21,010)	—	(21,010)	(10,192)
Gain from equity method investees	28	629	1,290	4,569
Change in fair value of contingent consideration	(5,937)	17,700	(17,984)	23,522
Other income (expense), net	(220)	(73)	(543)	57
Loss on disposal of non-strategic assets	(6,010)	—	(8,107)	—
Right-of-use assets impairment	—	—	(24,065)	—
Repositioning costs	(15,846)	—	(35,236)	—
Stock-based compensation expense	(10,603)	(14,631)	(40,501)	(33,981)
Severance costs	(551)	(12,230)	(1,505)	(13,265)
Amortization of contract cost assets	—	(20)	—	(99)
Dividends and accretion of Series A Preferred Stock	(7,984)	—	(29,220)	—
Acquisition-related costs	(856)	(5,198)	(15,076)	(11,671)
Loss from discontinued operations (1)	—	—	—	(463)
Adjusted EBITDA	$48,055	$32,282	$194,678	$106,331

Adjusted EBITDA margin	8.6%	8.4%	9.9%	7.9%
————————
(1)Includes $0.5 million loss on disposal of discontinued operations for the year ended December 31, 2022.

Evolent Health, Inc.
Reconciliation of Net Loss Attributable to Common Shareholders to
Adjusted Income Attributable to Common Shareholders
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Net loss attributable to common shareholders of Evolent Health, Inc.	$(41,395)	$(11,349)	$(142,260)	$(19,164)
Less:
Gain from equity method investees	28	629	1,290	4,569
Other income (expense), net	(220)	(73)	(543)	57
Change in fair value of contingent consideration	(5,937)	17,700	(17,984)	23,522
Benefit from (provision for) income taxes	14,656	(1,122)	89,365	43,376
Change in tax receivable agreement liability	4,202	(3,080)	(61,982)	(45,950)
Loss on extinguishment/repayment of debt, net	(21,010)	—	(21,010)	(10,192)
Purchase accounting adjustments	(17,314)	(4,870)	(74,846)	(20,841)
Loss on disposal of non-strategic assets	(6,010)	—	(8,107)	—
Right-of-use asset impairment	—	—	(24,065)	—
Repositioning costs	(15,846)	—	(35,236)	—
Stock-based compensation expense	(10,603)	(14,631)	(40,501)	(33,981)
Severance costs	(551)	(12,230)	(1,505)	(13,265)
Amortization of contract cost assets	—	(20)	—	(99)
Dividends and accretion of Series A Preferred Stock	(7,984)	—	(29,220)	—
Acquisition-related costs	(856)	(5,198)	(15,076)	(11,671)
Loss from discontinued operations (1)	—	—	—	(463)
Adjusted income attributable to common shareholders	$26,050	$11,546	$97,160	$45,774

Loss per share attributable to common shareholders
Basic and diluted	$(0.36)	$(0.11)	$(1.28)	$(0.20)

Adjusted income per share attributable to common shareholders
Basic and diluted	$0.23	$0.12	$0.87	$0.49

Weighted-average common shares(2)
Basic and diluted	113,588	99,798	111,251	93,699
————————
(1)Includes $0.5 million loss on disposal of discontinued operations for the year ended December 31, 2022.
(2)For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to our ability to grow our impact significantly throughout this year and beyond, future actions, trends in our businesses, prospective services, new partner additions/expansions, the adoption and launch of a unified brand, our guidance and business outlook and future performance or financial results, and the closing of pending transactions and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•risks relating to our ability to efficiently integrate NIA into our operations;
•the financial information of NIA and the pro forma financial information of NIA may not be indicative of future results or our financial condition;
•the significant portion of revenue we derive from our largest partners, and the potential loss, non-renewal, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;
•our ability to terminate certain leases and recognize impairment charges in connection with our repositioning plan;
•evolution of the healthcare regulatory and political framework;
•uncertainty in the health care regulatory framework, including the potential impact of policy changes;
•our ability to offer new and innovative products and services and our ability to keep pace with industry standards, technology and our partners’ needs;
•risks related to completed and future acquisitions, investments, alliances and joint ventures, including our acquisitions of IPG and NIA, which could divert management resources, result in unanticipated costs or dilute our stockholders;
•the growth and success of our partners and certain revenues from our engagements, which are difficult to predict and are subject to factors outside of our control, including governmental funding reductions and other policy changes;
•risks relating to our ability to maintain profitability for our total cost of care and performance-based contracts and products, including capitation and risk-bearing contracts;
•our ability to effectively manage our growth and maintain an efficient cost structure, and to successfully implement cost cutting measures;
•changes in general economic conditions nationally and regionally in our markets, including increasing inflationary pressures and economic and business conditions and the impact thereof on the economy resulting from public health emergencies, epidemics, pandemics or contagious diseases;
•risks related to the failure of any bank in which we deposit our funds, which could reduce the amount of cash we have available to meet our cash commitments and make additional investments;
•our ability to recover the significant upfront costs in our partner relationships and develop our partner relationships over time;
•our ability to attract new partners and successfully capture new opportunities;

•the increasing number of risk-sharing arrangements we enter into with our partners could limit or negatively impact our profitability;
•our ability to estimate the size of our target markets for our services;
•our ability to maintain and enhance our reputation and brand recognition;
•consolidation in the health care industry;
•competition which could limit our ability to maintain or expand market share within our industry;
•risks related to audits by CMS and other governmental payers and actions, including whistleblower claims under the False Claims Act;
•our ability to partner with providers due to exclusivity provisions in our contracts in some of our partner and founder contracts;
•risks related to managing our offshore operations and cost reduction goals;
•our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;
•our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;
•the impact of additional goodwill and intangible asset impairments on our results of operations;
•our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing on favorable terms or at all;
•our ability to achieve profitability in the future;
•the impact of litigation proceedings, government inquiries, reviews, audits or investigations;
•material weaknesses in the future may impact our ability to conclude that our internal control over financial reporting is not effective and we may be unable to produce timely and accurate financial statements;
•restrictions on the manner in which we access personal data and penalties as a result of privacy and data protection laws;
•liabilities and reputational risks related to our ability to safeguard the security and privacy of confidential data;
•data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;
•adequate protection of our intellectual property, including trademarks;
•risks related to legal proceedings related to any alleged infringement, misappropriation or violation of third-party intellectual property rights;
•our use of “open source” software;
•our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;
•our reliance on third parties and licensed technologies;
•restrictions on our ability to use, disclose, de-identify or license data and to integrate third-party technologies;
•our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners;
•our reliance on third-party vendors to host and maintain our technology platform;
•our obligations to make material payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;
•our ability to utilize benefits under the tax receivables agreement described herein;
•our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;
•the terms of agreements between us and certain of our pre-IPO investors may contain different terms than comparable agreement we may enter into with unaffiliated third parties;
•the conditional conversion features of the 2025 Notes and the 2029 Notes, which, if triggered, may adversely affect our financial condition and operating results;
•interest rate risk under the Credit Agreement and the terms of our Cumulative Series A Convertible Preferred Shares, par value $0.01 per share (“Series A Preferred Stock”);
•our debt following the NIA acquisition and our ability to meet our obligations;
•our ability to service our debt and pay dividends on our Series A Preferred Stock;

•the potential volatility of our Class A common stock price;
•the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale, including those issuable upon conversion of our Series A Preferred Stock;
•our Series A Preferred Stock has rights, preferences and privileges that are not held by and are preferential to the rights of holders of our Class A common stock, and could in the future substantially dilute the ownership interest of holders of our Class A common stock;
•provisions in our certificate of incorporation and by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;
•the ability of certain of our investors to compete with us without restrictions;
•provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees; and
•our intention not to pay cash dividends on our Class A common stock.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. More information on potential factors that could affect our businesses and financial performance is included in “Forward Looking Statements - Cautionary Language,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or similarly captioned sections of this Annual Report and the other period and current filings we make from time to time with the SEC. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances that occur after the date of this report except to the extent expressly required by law.